UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 17, 2005

ALLIANCE SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)
000-22594
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	77-0057842 (I.R.S. Employer Identification No.)

2575 Augustine Drive Santa Clara, California 95054-2914 (Address of principal executive offices, with zip code)

(408) 855-4900 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into A Material Definitive Agreement.
     On October 17, 2005, Alliance Semiconductor Corporation (“Alliance” or the “Company”), N. Damodar Reddy, C.N. Reddy, B. Riley & Co., Inc., Bryant R. Riley, Sanford L. Kane, Gregory E. Barton, Juan A. Benitez, Edward J. McCluskey, Alan B. Howe, Robert D’Agostino and J. Michael Gullard entered into a Settlement Agreement (the “Settlement Agreement”) setting forth the parties’ agreement with respect to a proxy contest related to the election of directors at an annual meeting of stockholders previously scheduled for October 20, 2005 (the “Contest”) and various other matters related thereto as described below.
     Pursuant to the Settlement Agreement, Alliance’s board of directors then in office (the “Old Board”) approved a reconstituted board of directors that consists of the individuals listed in Item 5.02 of this Form 8-K (the “New Board”).
     Pursuant to the Settlement Agreement, among other things:
•	The Company canceled the annual meeting of stockholders scheduled to occur on October 20, 2005 (the “Old Annual Meeting”). Concurrently, the Company set December 2, 2005 as the date of the next annual meeting of stockholders of the Company (the “New Annual Meeting”) and set November 1, 2005 as the record date for such meeting. The nominees for election to the board at the New Annual Meeting will be the members of the New Board (the “Nominees”).

•	Bryant R. Riley and B. Riley & Co., Inc. (together “Riley & Co.”), N. Damodar Reddy and C.N. Reddy (which collectively beneficially own approximately 37% of the Company’s common stock outstanding as of October 18, 2005) agreed to vote all shares of Company stock under their control in favor of the election of the Nominees at the New Annual Meeting and any other meeting of the stockholders held before August 31, 2006 for the purpose of electing or removing directors.

•	Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the New Board will be composed of two of Bryant R. Riley, Alan B. Howe, Bob D’Agostino and J. Michael Gullard (the “New Nominees”) and one of either N. Damodar Reddy or Edward J. McCluskey (the “Incumbent Nominees”).

•	Until the 2006 annual meeting of stockholders, the signatories to the Settlement Agreement (except in a capacity as members of the board of directors of the Company) and their affiliates agreed not to solicit proxies with respect to the election of directors or any other proposal and not to attempt, in their capacity as stockholders, to call a special meeting of stockholders for any purpose.

•	For a period of one year, members of the New Board and their affiliates agreed not to act in concert with others as part of a 13D group for the purpose of changing the composition of the board of directors of the Company.

•	The signatories to the Settlement Agreement agreed to mutual releases covering any actions or claims arising in connection with the Contest and the Old Annual Meeting, and released any claims they individually hold against each other and agreed not to assert or cooperate in asserting any derivative or direct claims against each other.

•	The Company agreed to reimburse B. Riley & Co., Inc., which is controlled by Bryant R. Riley, for up to $450,000 of its actual out-of-pocket costs actually incurred (such as printers, proxy solicitor fees and expenses, California and Delaware counsel and actual out-of-pocket expense for telephone, courier and travel) directly related to its campaign to elect at the Old Annual Meeting the nominees described in its proxy statement filed with the Securities and Exchange Commission on September 19, 2005.
•	The Company agreed to indemnify each signatory to the Settlement Agreement against any costs or expenses by reason of such party entering into, and performing, or causing the Company to perform, the Settlement Agreement.

•	The Company agreed to mail the notice required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended (“Rule 14f-1”) concerning the change in a majority of its directors no later than October 20, 2005, and to separate the offices of Chairman and Chief Executive Officer.
     A copy of the Settlement Agreement is attached as Exhibit 10.1 and incorporated by reference herein. The foregoing description of the Settlement Agreement is qualified by reference to the full text of such exhibit.
     On October 17, 2005, the Old Board approved and ratified an amendment to the Company’s existing Indemnity Agreements with its directors to, among other things, (1) eliminate a provision allowing the board to prohibit the Company from advancing expenses to an indemnitee even though the indemnitee provided the undertaking required by both the indemnity agreement and Delaware law; (2) allow a court to determine, at the indemnitee’s request, whether the indemnitee had met the standard of conduct justifying indemnification in a specific case; and (3) allow the Company to invoke certain exclusions from the indemnification obligation only if a court of competent jurisdiction had rendered a final, non-appealable judgment that the indemnitee had engaged in the conduct triggering such exclusion.
     A copy of the form of Amendment to Indemnity Agreement is attached as Exhibit 10.2 and incorporated by reference herein. The foregoing description of the Amendment to Indemnity Agreement is qualified by reference to the full text of such exhibit.
     On October 17, 2005, a special committee of the Old Board, consisting of N. Damodar Reddy and C.N. Reddy, approved an amendment to the standard board compensation arrangement such that each non-employee director would be paid by the Company a one-time fee of $6,000 for his attendance at three special meetings of the board of directors.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     (b) Pursuant to the Settlement Agreement, after the resignations and appointments of directors as further described in Item 5.02 of this Form 8-K, the Company’s board of directors is currently comprised of N. Damodar Reddy, Bryant R. Riley, J. Michael Gullard and C.N. Reddy. As a result, on October 19, 2005, the Company notified The Nasdaq Stock Market, Inc. (“Nasdaq”) that the Company is temporarily not in compliance with Nasdaq Marketplace Rules 4350(c)(1)(requiring that a majority of the board of directors be comprised of independent directors) and 4350(d)(2)(A) (requiring that the audit committee consist of three independent directors) (the “Marketplace Rules”) due to the vacancies on the board and its audit committee created by the resignations. The Company expects this temporary non-compliance to be cured automatically by October 31, 2005, or 10 days after the Company’s mailing of the required notice on October 20, 2005 for the additional independent directors to assume the director positions to which they were appointed, as described in Item 5.02 of this Form 8-K.
     Automatically upon compliance by the Company with Rule 14f-1, a majority of the New Board will be comprised of independent directors meeting the requirements of Marketplace Rule 4350(c)(1). Concurrently as described in Item 5.02 of this Form 8-K, the board’s audit committee will be comprised of three independent directors meeting the requirements of Marketplace Rule 4350(d)(2)(A).
Item 5.01 Change in Control of Registrant.
     The change in the composition of the board of directors referred to in Item 5.02 of this Form 8-K that has occurred due to the Settlement Agreement may (although approved by the Old Board) be deemed to have resulted in a change of control of the Company. The description of the Settlement Agreement set forth in Item 1.01 of this Form 8-K is incorporated into this Item 5.01 by reference.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (b) and (d)
     Pursuant to the Settlement Agreement, on October 17, 2005, the Old Board (1) increased the number of directors of the Company to seven; (2) appointed Bryant R. Riley and J. Michael Gullard as directors, effective as of the execution and delivery of the Settlement Agreement by all signatories (the “Effective Time”); and (3) appointed Alan B. Howe, Bob D’Agostino and Edward J. McCluskey as directors, effective after the Effective Time and automatically upon, and only upon, compliance by the Company with Rule 14f-1. Thereafter, the board accepted the resignations of Sanford L. Kane, Gregory E. Barton and Juan A. Benitez from membership on the board, effective immediately prior to the Effective Time. As of the date of this report, the board of directors consists of N. Damodar Reddy, Bryant R. Riley, J. Michael Gullard and C.N. Reddy. Upon the Company’s compliance with Rule 14f-1, the board of directors of the Company will consist of the following seven members: N. Damodar Reddy, Bryant R. Riley, J. Michael Gullard, Alan B. Howe, Bob D’Agostino, C.N. Reddy and Edward J. McCluskey, identified above and referred to in this Form 8-K as the “New Board.”
     The Settlement Agreement provides that each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the New Board be composed of two New Nominees and one Incumbent Nominee. On October 19, 2005, the members of the board of directors then in office (N. Damodar Reddy, Bryant R. Riley, J. Michael Gullard and C.N. Reddy) appointed Bryant R. Riley and J. Michael Gullard, effective immediately, and Alan B. Howe, Bob D’Agostino and Edward J. McCluskey, effective upon the compliance by the Company with Rule 14f-1, to serve on the following committees:

Nominating and Corporate
Audit Committee	Compensation Committee	Governance Committee
J. Michael Gullard (Chairman)	Alan B. Howe	Bob D’Agostino
Alan B. Howe	Edward J. McCluskey	Edward J. McCluskey
Edward J. McCluskey	Bryant R. Riley (Chairman)	Bryant R. Riley (Chairman)
     None of the newly appointed directors has, or has had since the Company’s last fiscal year, a relationship with the Company that would require disclosure under Item 404(a) of Regulation S-K, except for Bryant R. Riley. Pursuant to the Settlement Agreement, the Company agreed to reimburse B. Riley & Co., Inc., which is controlled by Bryant R. Riley, up to $450,000 of its actual out-of-pocket costs actually incurred (such as printers, proxy solicitor fees and expenses, California and Delaware counsel and actual out-of-pocket expense) directly related to its campaign to elect the nominees described in its proxy statement filed with the Securities and Exchange Commission on September 19, 2005.
     A copy of the press release announcing the settlement and the above resignations and appointments to the New Board has been filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description
10.1.	Settlement Agreement by and among Alliance Semiconductor Corporation, N. Damodar Reddy, Sanford L. Kane, Gregory E. Barton, Juan A. Benitez, Edward J. McCluskey, C.N. Reddy, Bryant R. Riley, Alan B. Howe, Bob D’Agostino, J. Michael Gullard and B. Riley & Co., Inc. dated as of October 17, 2005.

10.2.	Form of Amendment to Indemnity Agreement approved by the Board of Directors on October 17, 2005.

99.1	Press release issued by Alliance Semiconductor Corporation on October 18, 2005.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE SEMICONDUCTOR CORPORATION

Date: October 21, 2005	By:	/s/ N. Damodar Reddy

N. Damodar Reddy
Chairman of the Board, President, Chief Executive
Officer and Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1.	Settlement Agreement by and among Alliance Semiconductor Corporation, N. Damodar Reddy, Sanford L. Kane, Gregory E. Barton, Juan A. Benitez, Edward J. McCluskey, C.N. Reddy, Bryant R. Riley, Alan B. Howe, Bob D’Agostino, J. Michael Gullard and B. Riley & Co., Inc. dated as of October 17, 2005.

10.2.	Form of Amendment to Indemnity Agreement approved by the Board of Directors on October 17, 2005.

99.1	Press release issued by Alliance Semiconductor Corporation on October 18, 2005.